Exhibit 10.2

NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

THIS NON-DISLCLOSURE AND NON-SOLICITATION AGREEMENT is made as of March 14, 2019, between XpresSpa Group, Inc. (formerly FORM Holdings Corp.) (the "Company"), with a principal place of business in New York, New York, and Edward Jankowski ("you" and its correlatives).

WHEREAS, the Company employed you to render services to the Company and you rendered such services;

WHEREAS, as a material condition of and inducement for the Company sharing proprietary and confidential business relationships and information with you, and providing training and other resources to you, the Company required you to execute, deliver, and comply with this agreement; and

WHEREAS, for other good and valuable consideration provided at this time and during your employment, the adequacy and receipt of which is hereby acknowledged by you, we agree:

1.            Proprietary Information. You understand and acknowledge that all of the Proprietary Information1 that you have learned, contributed to, or that has been disclosed to you prior to or during your employment is the property of the Company.

You will not disclose any Proprietary Information to any third party (except as authorized in writing in advance by the Company or as required by law) or use any Proprietary Information for any purpose outside the scope of your employment with the Company.

You agree that you will use Proprietary Information solely and exclusively in connection with your employment, and under no event shall you use Proprietary Information in any way adverse or harmful to, or competitive with, the business of the Company, or in any way in violation of any applicable law, rule or regulation.

You agree that you will not buy, sell, short sell, or otherwise personally use Confidential Information in connection with any transaction relating to any securities of the Company or any other company.

In the event that you receive a subpoena or any other written or oral request for disclosure or release of any Proprietary Information or any other information concerning the Company, you will promptly notify the Company's Chief Operating Officer ("COO") in writing and provide the Company with a copy of such subpoena or written request, or disclose the nature of such oral request for information, as applicable. If you are uncertain whether information constitutes Proprietary Information, you will obtain written consent from the COO prior to disclosure. You agree to comply with all policies, practices, and procedures adopted by the Company to protect such Proprietary Information during your employment.

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1 Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Exhibit A to this agreement, which is incorporated into this agreement by this reference. Such meanings shall apply to this agreement only.

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2.             Intellectual Property. You will promptly advise the Company, or any person designated by it, of any Invention that you have made or otherwise contributed to or will make or otherwise contribute to during the course of your employment. You acknowledge that any Invention you have made or will make during the course of your employment has or will have been created by you within the scope of your employment with the Company, that the Company has or will have specially ordered and commissioned any results or proceeds of any such Invention as a "work made for hire" under the U.S. Copyright Act, as amended, and all similar laws throughout the world (collectively, "Intellectual Property Law") and that you intend for the Company to be the sole author and owner of all right, title, and interest in any such Invention in any and all languages, formats and media, whether now known or hereafter created, throughout the world in perpetuity. To the extent that any such Invention is not deemed to be a "work made for hire" under any Intellectual Property Law, you hereby irrevocably grant and assign all of your right, title and interest, of every kind, in and to such Invention exclusively to the Company, and you agree to sign and deliver any documents reasonably requested by the Company in order to protect the Company's rights in such Invention, whether during or after your employment with the Company. In addition, you hereby waive any so-called moral rights of authors and other similar rights in connection with any such Invention and any right to obtain injunctive or other equitable relief in connection with the Company's exploitation thereof. You agree to provide, and by this reference hereby provide, the Company with a nonexclusive, perpetual royalty-free license for all Inventions and Proprietary Information in which you or any of your Affiliates have ownership rights, if any, that you have used or will use in connection with providing services to the Company and its Affiliates.

You further agree that you will not disclose or make use of any methods, processes or other information in violation of any agreements with or rights of any persons or entities, including without limitation to, any previous employer.

You acknowledge that the Company is not under any obligation to use any such Invention and may, in its sole discretion, exploit, reproduce, distribute, make derivative works of, alter or edit any such Invention or combine any such Invention with other materials, in any media, whether now known or hereafter created, throughout the world, free of any further obligation to you, financial or otherwise.

You irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and on your behalf to execute and file any applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark and mask work registrations with the same legal force and effect as if executed by you, if the Company is unable because of your unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure your signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Intellectual Property owned by the Company pursuant to this Section 2.

3.             Non-Solicitation of Employees, Consultants. Except as otherwise permitted by your employment agreement with the Company, in order to protect the Company's Proprietary Information and Intellectual Property, and to avoid unnecessary and undesired disruption to the Company's operations or relationships, during your employment with the Company and for a period of twelve (12) months thereafter, you shall not directly or indirectly, on behalf of yourself or any other person: (i) solicit, hire, retain, induce or encourage the resignation of any employee or consultant of the Company or its Affiliates or other person or entity who is otherwise performing services for or on behalf of the any of the Company or its Affiliates, in each case, who served in such capacity at the time in question or at any time during the twelve (12) month period immediately preceding the date that your employment with the Company ends (the "Termination Date"); or (ii) interfere in any way with the relationship between the Company and any employee, consultant or other person or entity who is otherwise performing services for or on behalf of the of the Company or its Affiliates, or any individual or entity who was an employee or consultant of the Company, in each case, who served in such capacity at the time in question or at any time during the twelve (12) month period immediately preceding the Termination Date. This provision shall not apply to Maria Leo.

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4.             If a court finds that you have breached any of the non-solicitation covenants of this agreement, then the non-solicitation period shall be extended for period equal to the period of such breach.

5.             Intentionally Omitted.

6.             No Other Restrictions. You represent and warrant that you are not a party to or subject to any restrictive covenants, legal restrictions, or other agreements in favor of any entity or person which would in any way preclude, inhibit, impair, or limit your ability to perform your ability to perform your job duties on behalf of the Company or your obligations under this agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements, and your relationship with the Company does not violate the terms of any agreement to which you are a party.

7.             Remedy for Breach. Section 12(a) of your employment agreement with the Company shall govern remedy for breach of covenants hereunder.

8.             No Employment Contract. You understand that your employment with the Company can be terminated by you or by the Company at any time and for any reason and acknowledge that this agreement does not change that relationship. Notwithstanding the prior sentence, you understand that you will be subject to the terms and conditions of this agreement after the termination of your employment with the Company, regardless of the reason for the termination of your employment.

9.             Return of Company Property. When your employment with the Company ends, or at any other time the Company requests, you will return to the Company all property of the Company in your possession, custody or control, including without limitation, documents or materials incorporating Proprietary Information, including computer files or electronic data, and you will not intentionally keep copies of any of the foregoing.

10.           Headings. The headings of this agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire agreement instead of just the provision in which they are found.

11.           Severability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision hereof.

12.           Entire Agreement. This agreement (and the employment agreement provisions referenced herein) constitute your entire agreement with respect to matters set forth herein, and supersede any prior agreement(s) with respect thereto. Any changes or waiver of any of the terms of this agreement must be in writing signed by both you and the Company. The failure of the Company at any time to require performance of any of your obligations under this agreement shall in no manner affect its right to enforce the same at a later date. No waiver by the Company of any condition, or of any breach, of this agreement shall be deemed to be or construed as a further or continuing waiver of any such condition or breach.

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13.           Governing Law; Jurisdiction; Jury Trial. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the County and State of New York, except to the extent that enforcement in another jurisdiction may be necessary to restrain or enjoin activity in such other jurisdiction. Each party hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such New York court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address listed on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.           Judicial Modification. It is the desire and intent of the parties that the restrictive covenants set forth herein shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion or provisions set forth above is declared illegal, invalid, or unenforceable by a court of competent jurisdiction, then this agreement shall be deemed amended to modify or delete therefrom the portion thus declared illegal, invalid, or unenforceable, and the remainder of this agreement (or the application of such portion or provision in circumstances other than those as to which it is so declared illegal, invalid, or unenforceable) will not be affected thereby, and each portion and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law. In the event that any court having competent jurisdiction shall determine that any one or more of the provisions contained in this agreement shall be unenforceable in any respect, such provision shall be deemed limited and restricted, within and only within the area subject to the jurisdiction of such court, to the extent that the court shall deem the provision to be unenforceable. If any court determines that such provisions, or any part thereof, is invalid or unenforceable because of the temporal scope of such provision, such court shall reduce such scope to the extent necessary to make such covenants valid and enforceable.

15.           Successors. This agreement shall be binding upon you, your heirs, personal representatives, and assigns, and shall inure to the benefit of the Company and its successors and assigns.

16.           Counterparts. This agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Execution and delivery of this agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature page follows.]

[Remainder of page intentionally left blank.]

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[Signature Page to Non-Disclosure and Non-Solicitation Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered as of the day and year first above written.

EMPLOYEE:	COMPANY:

XpresSpa Group, Inc.

/s/ Edward Jankowski	By:	/s/ Bruce Bernstein
Edward Jankowski		Bruce Bernstein
Chairman of the Board

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EXHIBIT A

Definitions

"Affiliate" means, with respect to a specified person, any person that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, such specified person; provided, however, any reference to a person shall also include: (a) any trust or other account of which such specified person and/or any descendant or spouse of such specified person is a beneficiary; and (b) any spouse or descendant of such specified person.

"Invention" means any algorithm, application, concept, design, discovery, idea, improvement, invention, formulae, financial product or service, know-how, method, model, modification, process, software, system, database, trade secret, technique, or strategy, whether or not patentable, made or conceived or reduced to practice or learned by you, either alone or jointly with others, during the period of your employment which are related to or useful in the actual or anticipated business of the Company, whether or not in the normal course of your duties or during normal business hours, or result from tasks assigned to you by the Company, or result from using any facilities or materials (including but not limited to computer hardware, software or data owned, leased or contracted for by the Company).

"Proprietary Information" means all proprietary, non-public information or data received or obtained by you or of which you otherwise become aware relating to the Company, its business, any of its assets (including all trade secrets and other intellectual property assets) or liabilities or its officers, directors, employees, affiliates, customers, investments, potential investments (including intellectual property portfolios available for sale), investors, relationships and/or plans and strategies including, without limitation (i) any proprietary information, (ii) non-public names of customers, clients, potential acquirers or investors (iii) financial or accounting information, (iv) financial and other projections, (v) analyses, (vi) business plans, (vii) legal theories, strategies and plans, (viii) business strategies (including, without limitation, those concerning the use or enforcement of the Company's patent assets) or (ix) actual or potential defendants in the Company's litigations, in each case whether in written or electronic form (including, without limitation, in a magnetic or digital form), whether learned prior to, as of or following the date hereof and whether directly or indirectly from, or pursuant to discussions with the Company or its Affiliates or, if disclosed, overheard or seen orally or in visual form, regardless of whether or not such information is identified as "Confidential". Notwithstanding the foregoing, the term "Proprietary Information" shall not include information which: (i) is obtained by you from sources other than the Company or its Affiliates; provided, however, that such sources were not at the time of disclosure known by you to be prohibited by law, rule or regulation or any obligation of confidentiality from disclosing such information; (ii) was legally in your possession prior to its disclosure; provided, however, that such information was not known by you to be subject to another obligation of confidentiality; or (iii) is published, known publicly or already in the public domain, other than as a result of a disclosure by you or your Affiliates.

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